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 ______________________________________________________________________________


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                             __________________________

                                      FORM T-1

                           STATEMENT OF ELIGIBILITY UNDER
                       THE TRUST INDENTURE ACT OF 1939 OF A
                      CORPORATION DESIGNATED TO ACT AS TRUSTEE
                Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)   /X/
              _______________________________________________________

                        U.S. BANK TRUST NATIONAL ASSOCIATION
                (Exact name of Trustee as specified in its charter)

  111 EAST WACKER DRIVE, SUITE 3000
             CHICAGO, ILLINOIS                   60601       36-4046888
(Address of principal executive offices)      (Zip Code)   I.R.S. Employer
                                                          Identification No.


                                 Patricia M. Trlak
                         111 East Wacker Drive, Suite 3000
                              Chicago, Illinois 60601
                              Telephone (312) 228-9448
             (Name, address and telephone number of agent for service)


                            CENTERPOINT PROPERTIES TRUST
                (Exact name of obligor as specified in its charter)

         MARYLAND                                   36-3910279
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

1808 SWIFT ROAD
OAK BROOK, ILLINOIS                                     60523
(Address of Principal Executive Offices)              (Zip Code)

                                 MEDIUM-TERM NOTES
                        (Title of the Indenture Securities)

_____________________________________________________________________________

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                                      FORM T-1


ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

          a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.
                    Comptroller of the Currency
                    Washington, D.C.

          b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.
                    Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.
               None

ITEMS 3-15     There is not nor has there been a default with respect to the securities under this Indenture. The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under such other
               Indentures.

ITEM 16. LIST OF EXHIBITS: LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

          1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 333-18235.*

          2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 333-18235.*

          3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to
               Exhibit 3 of Form T-1, Registration No. 333-18235.*

          4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 333-18235.*

          5.   Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to
               Exhibit 6 of Form T-1, Registration No. 333-18235.*

          7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith .

          8.   Not applicable.

          9.   Not applicable.

2

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     * Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.




                                     SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 23rd day of October, 1998.


                         U.S. BANK TRUST NATIONAL ASSOCIATION

                         By:      /s/ Patricia M. Trlak
                                  ---------------------------------------
                                   Patricia M. Trlak
                                   Vice President and Assistant Secretary

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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

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                                                                                                           C200
                                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------
                                                                                        RCON
ASSETS                                                                                  ----
 1.  Cash and balances due from depository institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin (1)........................  0081        11,262     1.a
     b. Interest-bearing balances (2).................................................  0071        45,900     1.b
 2.  Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)....................  1754             0     2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)..................  1773         3,711     2.b
 3.  Federal funds sold and securities purchased under agreements to resell...........  1350             0     3.
 4.  Loans and Lease financing receivables:               RCON
     a. Loans and Leases, net of unearned income          ----
              (from Schedule RC-C)....................... 2122                  0                              4.a
     b. LESS: Allowance for Loan and Lease losses........ 3123                  0                              4.b
     c. LESS: Allocated transfer risk reserve............ 3128                  0                              4.c
     d. Loans and Leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b and 4.c)...........................  2125              0    4.d
 5.  Trading assets...................................................................  3545              0    5.
 6.  Premises and fixed assets (including capitalized Leases).........................  2145            110    6.
 7.  Other real estate owned (from Schedule RC-M).....................................  2150              0    7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)...................................................................  2130              0    8.
 9.  Customers' liability to this bank on acceptances outstanding.....................  2155              0    9.
10.  Intangible assets (from Schedule RC-M)...........................................  2143         46,321   10.
11.  Other assets (from Schedule RC-F)................................................  2160          2,843   11.
12.  Total assets (sum of items 1 through 11).........................................  2170        110,147   12.
-------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


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SCHEDULE RC --CONTINUED
                                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------
                                                                                        RCON
LIABILITIES                                                                             ----
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E).....  2200             0    13.a
                                                          RCON
                                                          ----
        (1) Noninterest-bearing (1)...................    6631                  0                             13.a.1
        (2) Interest-bearing..........................    6636                  0                             13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
        (1) Noninterest-bearing.......................................................
        (2) Interest-bearing..........................................................
14.  Federal funds purchased and securities sold under agreements to repurchase.......  2800             0    14.
15.  a. Demand notes issued to the U.S. Treasury......................................  2840             0    15.a
     b. Trading liabilities...........................................................  3548             0    15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized Leases):
     a. With a remaining maturity of one year or less.................................  2332             0    16.a
     b. With a remaining maturity of more than one year through three years...........  A547             0    16.b
     c. With a remaining maturity of more than three years............................  A548             0    16.c
17.  Not applicable
18.  Bank's Liability on acceptances executed and outstanding.........................  2920             0    18.
19.  Subordinated notes and debentures (2)............................................  3200             0    19.
20.  Other Liabilities (from Schedule RC-G)...........................................  2930         2,793    20.
21.  Total Liabilities (sum of items 13 through 20)...................................  2948         2,793    21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus....................................  3838             0    23.
24.  Common stock.....................................................................  3230         1,000    24.
25.  Surplus (exclude all surplus related to preferred stock).........................  3839       106,712    25.
26.  a. Undivided profits and capital reserves........................................  3632          (358)   26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities........  8434             0    26.b
27.  Cumulative foreign currency translation adjustments..............................
28.  Total equity capital (sum of items 23 through 27)................................  3210       107,354    28.
29.  Total Liabilities and equity capital (sum of items 21 and 28)....................  3300       110,147    29.


MEMORANDUM

To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
     by independent external auditors as of any date during 1997......................  6724         N/A       M.1

1 -- Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 -- Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 -- Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 -- Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 -- Review of the bank's financial statements by external auditors

6 -- Compilation of the bank's financial statements by external auditors

7 -- Other audit procedures (excluding tax preparation work)

8 -- No external audit work

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes Limited Life preferred stock and related surplus.

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SCHEDULE RC-A -- CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS

Exclude assets held for trading.
                                                                                                          C205
                                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------
                                                                                        RCON
 1.  Cash items in process of collection, unposted debits, and currency and coin:       ----
     a. Cash items in process of collection and unposted debits.......................  0020            96     1.a
     b. Currency and coin.............................................................  0080             0     1.b
 2.  Balances due from depository institutions in the U.S.:
     a. U.S. branches and agencies of foreign banks...................................  0083             0     2.a
     b. Other commercial banks in the U.S. and other depository institutions
        in the U.S. ..................................................................  0085        57,066     2.b
 3.  Balances due from banks in foreign countries and foreign central banks:
     a. Foreign branches of other U.S. banks..........................................  0073             0     3.a
     b. Other banks in foreign countries and foreign central banks....................  0074             0     3.b
 4.  Balances due from Federal Reserve Banks..........................................  0090             0     4.
 5.  Total (sum of items 1 through 4) (must equal Schedule RC, sum of
     items 1.a and 1.b)...............................................................  0010        57,162     5.

MEMORANDUM
                                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------
                                                                                        RCON
 1.  Noninterest-bearing balances due from commercial banks in the U.S.                 ----
     (included in items 2.a and 2.b above)............................................  0050        11,166     M.1
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